Exhibit 10.3

Business Cooperation Agreement

This Business Cooperation Agreement (this “Agreement”) is made and entered into by and between the following parties on October 9, 2017 in Chongqing, the People’s Republic of China (“China” or the “PRC”).

Party A:	Chongqing Jinghuangtai Enterprise Management and Consulting Co., Ltd.
Address:	2-18-1,No.55 Chongqing Village, Yuzhong District, Chongqing, China

Party B:	Chongqing Penglin Food Co., Ltd.
Address:	No.128 Xinyuan Road,Zhenxi Town, Fuling District, Chongqing, China

Each of Party A and Party B shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

Whereas,

1.	Party A is a wholly-foreign-owned enterprise established in China, and has the necessary resources to provide management and consulting services;

2.	Party B is a company with exclusively domestic capital registered in China and engages in food sales, livestock market survey and other businesses (the “Principal Business”).

3.	Party A is willing to provide Party B with management, consulting services and other commercial services on exclusive basis in relation to the Principal Business during the term of this Agreement, utilizing its advantages in management, human resources, and information, and Party B is willing to accept such services provided by Party A or Party A's designee(s), each on the terms set forth herein.

Business Cooperation Agreement

Now, therefore, through mutual discussion, the Parties have reached the following agreements:

1.	Services Provided by Party A

1.1	Party B hereby appoints Party A as Party B's exclusive services provider to provide Party B with complete management support, business support and related consulting services during the term of this Agreement, in accordance with the terms and conditions of this Agreement, which may include all necessary services within the scope of the Principal Business as may be determined from time to time by Party A, such as but not limited to technical services, business consultations, management consultancy, and enterprise image design.

1.2	Party B agrees to accept all the consultations and services provided by Party A. Party B further agrees that unless with Party A's prior written consent, during the term of this Agreement, Party B shall not directly or indirectly accept the same or any similar consultations and/or services provided by any third party and shall not establish similar corporation relationship with any third party regarding the matters contemplated by this Agreement. Party A may appoint other parties, who may enter into certain agreements described in Section 1.3 with Party B, to provide Party B with the consultations and/or services under this Agreement.

1.3	Service Providing Methodology

1.3.1	Party A and Party B agree that during the term of this Agreement, where necessary, Party B may enter into further management service agreements or consulting service agreements with Party A or any other party designated by Party A, which shall provide the specific contents, manner, personnel, and fees for the specific management services and consulting services.

1.3.2	To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, where necessary, Party B may enter into equipment or property leases with Party A or any other party designated by Party A which shall permit Party B to use Party A's or its designee’s relevant equipment or property based on the needs of the business of Party B.

Business Cooperation Agreement

2.	The Calculation and Payment of the Service Fees

Both Parties agree that, in consideration of the services provided by Party A, Party B shall pay to Party A the fees (the “Service Fees”) equal to 96.9% of the after-tax income determined by U.S. GAAP of Party B, provided that upon mutual discussion between the Parties and the prior written consent by Party A, the rate of Service Fees may be adjusted based on the services rendered by Party A in that quarter and the operational needs of Party B. All out-of-pocket expenses (including without limitation the travelling expenses, accommodation, transportation, printing and postage fees etc) that Party A may incur as a result of the provision of the Services hereunder shall be solely borne by Party B. The Service Fees shall be due and payable on a quarterly basis; within 15 working days after the beginning of each quarter, Party B shall (a) deliver to Party A the management accounts and operating statistics of Party B for such quarter, including the after-tax income of Party B during such quarter (the “Quarterly Income”), and (b) pay 96.9% of such Quarterly Income, or other amount agreed by Party A, to Party A (each such payment, a “Quarterly Payment”). Within ninety (90) days after the end of each fiscal year, Party B shall (a) deliver to Party A audited financial statements of Party B for such fiscal year, which shall be audited and certified by an independent certified public accountant approved by Party A, and (b) pay an amount to Party A equal to the shortfall, if any, of the net income of Party B for such fiscal year, as shown in such audited financial statements, as compared to the aggregate amount of the Quarterly Payments paid by Party B to Party A in such fiscal year. Unless the Parties agree otherwise or the law provides otherwise, the Service Fees payable by Party B hereunder shall not be subject to any deduction or set-off (e.g. bank handling fees etc). The management report, operation data and financial statements provided by Party B shall be true, valid, accurate and complete. If Party A suffers any losses as a result of any defect of the aforesaid documents, Party B shall be fully responsible for such losses. In the event that Party B’s payment obligation hereunder is reduced or released because of the provision by Party B of any fraudulent materials to Party A, Party B hereby irrevocably undertakes to compensate Party A accordingly for the amount so reduced or released.

If Party B is operating at losses determined by U.S. GAAP when Party B is obligated to pay the Services fees to Party A, Party A needs to absorb Party B’s losses and be responsible and required to reimbursement Party B for those losses.

Business Cooperation Agreement

3.	Intellectual Property Rights and Confidentiality Clauses

3.1	To the extent permitted under the PRC laws, Party A shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising out of or created during the performance of this Agreement, including but not limited to copyrights, patents, patent applications, software, technical secrets, trade secrets and others. Party B shall execute all appropriate documents, take all appropriate actions, submit all filings and/or applications, render all appropriate assistance and otherwise conduct whatever is necessary as deemed by Party A in its sole discretion for the purposes of vesting any ownership, right or interest of any such intellectual property rights in Party A, and/or perfecting the protections for any such intellectual property rights in Party A.

3.2	The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

3.3	The Parties agree that this Section shall survive changes to, and rescission or termination of, this Agreement.

Business Cooperation Agreement

4.	Representations and Warranties

4.1	Party A hereby represents and warrants as follows:

4.1.1	Party A is a wholly owned foreign enterprise legally registered and validly existing in accordance with the laws of China.

4.1.2	Party A has taken all necessary corporate actions, obtained all necessary authorization and the consent and approval from third parties and government agencies (if any) for the execution and performance of this Agreement. Party A’s execution and performance of this Agreement do not violate any explicit requirements under any law or regulation binding on Party A.

4.1.3	This Agreement constitutes Party A's legal, valid and binding obligations, enforceable in accordance with its terms.

4.2	Party B hereby represents and warrants as follows:

4.2.1	Party B is a company legally registered and validly existing in accordance with the laws of China and has obtained the relevant permit and license for engaging in the Principal Business in a timely manner. It has independent legal person status, and has full and independent civil and legal capacity to execute, deliver and perform this Agreement. It can sue and be sued as a separate entity;

4.2.2	Party B has taken all necessary corporate actions, obtained all necessary authorization and the consent and approval from third parties and government agencies (if any) for the execution and performance of this Agreement. Party B’s execution and performance of this Agreement do not violate any explicit requirements under any law or regulation binding on Party B.

4.2.3	This Agreement constitutes Party B's legal, valid and binding obligations, and shall be enforceable against it.

Business Cooperation Agreement

5.	Effectiveness and Term

This Agreement is executed on the date first above written and shall take effect as of such date. This Agreement shall maintain effective unless terminated in accordance with Article 6.1 or was compelled to terminate under applicable PRC laws and regulations.

6.	Termination

6.1	During the term of this Agreement, unless Party A commits gross negligence, or a fraudulent act, against Party B, Party B shall not terminate this Agreement prior to its expiration date. Nevertheless, Party A shall have the right to terminate this Agreement upon giving 30 days' prior written notice to Party B at any time.

6.2	The rights and obligations of the Parties under Articles 3, 7 and 8 shall survive the termination of this Agreement.

7.	Governing Law and Resolution of Disputes

7.1	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

7.2	In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party's request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the Southwest Commission of China International Economic and Trade Arbitration Commission for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Chongqing, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

7.3	Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

Business Cooperation Agreement

8.	Default

8.1	The Parties agree and confirm that, if either Party (the “Defaulting Party”) is in breach of any provisions herein or fails to perform its obligations hereunder, such breach or failure shall constitute a default under this Agreement (the “Default”), which shall entitle the non-defaulting Party to request the Defaulting Party to rectify or remedy such Default with a reasonable period of time. If the Defaulting Party fails to rectify or remedy such Default within the reasonable period of time or within 30 days of non-defaulting Party’s written notice requesting for such rectification or remedy, then the non-defaulting Party shall be entitled to elect any one of the following remedial actions: (a) to terminate this Agreement and request the Defaulting Party to fully compensate its losses and damages; (b) to request the specific performance by the Defaulting Party of its obligations hereunder and request the Defaulting Party to fully compensate non-defaulting Party’s losses and damages.

8.2	No waiver of rights in respect of any Default hereunder shall be valid unless it was made in writing. Any failure to exercise or delay in exercising any rights or remedy by any Party under this Agreement shall not be deemed as a waiver of such Party. Any partial exercise of any right or remedy shall not affect the exercise of any other rights and remedies.

8.3	Notwithstanding Clause 8.1 above, the Parties agree and confirm that in no circumstance shall Party B early terminate this Agreement unless the applicable law or this Agreement provides otherwise.

8.4	Notwithstanding any other provisions under this Agreement, the validity of this Clause shall not be affected by the suspension or termination of this Agreement.

9.	Notices

9.1	All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

9.1.1	Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

Business Cooperation Agreement

9.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A:	Chongqing Jinghuangtai Enterprise Management and Consulting Co., Ltd.
Address:	2-18-1,No.55 Chongqing Village, Yuzhong District, Chongqing, China
Attn:	Zeshu Dai
Phone:	13618258422

Party B:	Chongqing Penglin Food Co., Ltd.
Address:	No.128 Xinyuan Road, Zhenxi Town, Fuling District, Chongqing, China
Attn:	Zeshu Dai
Phone:	13618258422

9.3	If any Party change its address for notices or its contact person, a notice shall be delivered to the other Party in accordance with the terms hereof.

10.	Assignment

10.1	Without Party A's prior written consent, Party B shall not assign its rights and obligations under this Agreement to any third party.

10.2	Party B agrees that Party A may assign its obligations and rights under this Agreement to any third party upon a prior written notice to Party B but without the consent of Party B.

11.	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

Business Cooperation Agreement

12.	Amendments and Supplements

Any amendments and supplements to this Agreement shall be in writing. The amendment agreements and supplementary agreements that have been signed by the Parties and that relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

13.	Language and Counterparts

This Agreement is written in both Chinese and English language in two copies, each Party having one copy with equal legal validity; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

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Business Cooperation Agreement

[THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Business Cooperation Agreement as of the date first above written.

Party A:	Chongqing Jinghuangtai Enterprise Management and Consulting Co., Ltd.

By:	/s/ Zeshu Dai
Name:	Zeshu Dai
Title:	Legal Representative

Party B:	Chongqing Penglin Food Co., Ltd.

By:	/s/ Zeshu Dai
Name:	Zeshu Dai
Title:	Legal Representative

Business Cooperation Agreement